AFFILIATE STOCK PURCHASE AGREEMENT

This Affiliate Stock Purchase Agreement (this “Agreement”), is made as of May 15, 2006, by and between Eric Plexman, of ________________ and Gary Fife, of Toronto, ON (the “Sellers”) and Johannes Petersen (“Purchaser”).

RECITALS

WHEREAS, the Sellers are collectively the owners of 3,700,000 restricted shares of common stock, of Som Resources Inc., a Nevada corporation (the “Company”); and

WHEREAS, the Sellers propose to sell to Purchaser the 3,700,000 restricted shares of common stock of the Company currently owned by Sellers (the “Purchased Shares”), on the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	PURCHASE AND SALE

1.1          The Sellers hereby agree to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase from the Sellers, the Purchased Shares at a purchase price per share of US $0.025 for an aggregate purchase price of US$18,000 (the “Purchase Price”) payable on the Closing Date as to US$12,000 to Eric Plexman and US$6,000 to Gary Fife (as defined below).

1.2          The closing of the purchase and sale of the Purchased Shares (the “Closing”) shall take place on the date hereof (the “Closing Date”), or such other date as mutually agreed to by the parties hereto. In addition to the Purchased Shares to be conveyed to Purchaser hereunder, Sellers will deliver to Purchaser all corporate books and records of the Company, including financial records, in order to facilitate a seamless change in management and operation of the Company.

2.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS

2.1          The Sellers jointly and severally warrant, covenant and represent to Purchaser with the intention of inducing Purchaser to enter into this Agreement that:

(a)

immediately prior to and at the Closing, the Sellers shall be the legal and beneficial owners of the Purchased Shares and on the Closing Date, the Sellers shall transfer the Purchased Shares to Purchaser free and clear of all liens, restrictions, covenants or adverse claims of any kind or character; the Purchased Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Purchased Shares;

(b)

the Sellers have the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Sellers hereunder and to consummate the transactions contemplated hereby;

(c)	the Sellers are, or have been during the past ninety (90) days, an officer, director, 10% or greater shareholder or “affiliate” of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”);

(d)

to the best of the knowledge, information and belief of the Sellers, there are no circumstances that may result in any material adverse effect to the Company or the value of the Purchased Shares that are now in existence or may hereafter arise;

(e)	the Sellers are not indebted to the Company and the Company is not indebted to the Sellers;
(f)

the Sellers does not now, nor will it prior to or on the Closing Date, own, either directly or indirectly, or exercise direction or control over any common shares of the Company other than the Purchased Shares;

(g)

the authorized capital of the Company consists of 69,000,000 common shares, par value $0.001 per share, of which a total of 7,522,000 common shares have been validly issued, are outstanding and are fully paid and non-assessable;

(h)

no person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company;

(i)

the Company has no liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the Company’s audited financial statements as of and for the period ended April 30, 2005 and the 9 months ended January 31, 2006 (the “Financial Statements”) filed on EDGAR, and all liabilities shown on the Financial Statements will be paid on or before the Closing;

(j)	the Company does not beneficially own, directly or indirectly, shares in any other corporate entity;
(k)	the Company has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the Financial Statements;
(l)

the Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing;

(m)

the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company;

(n)	since January 31, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of common stock of the Company;
(o)	the Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;
(p)

each of Sellers has tendered his resignation as an officer and director of the Company, to be effective on the tenth day following the filing of an Information Statement on Schedule 14f-1 with the Securities and Exchange Commission and the mailing of such Information Statement to all holders of record of the Company's common stock who would be entitled to vote at a meeting for election of directors at the close of business on the Closing Date;

(q)	Sellers agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement; and
(r)

there are no claims threatened or against or affecting the Company nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority or any legal basis for same.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
3.1	Purchaser represents and warrants to the Sellers that Purchaser:
(a)	has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;
(b)

understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the “Restricted Period”) as contemplated in this Agreement shall only be made in compliance with the safe harbor provisions set forth in Regulation S, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(c)

is acquiring the Purchased Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares.

4.	INDEMNIFICATION

4.1          The Sellers hereby agree to indemnify and hold harmless the Purchaser and the Company against any losses, claims, damages or liabilities to which the Purchaser or the Company may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon (a) operation of the Company prior to the date of Closing, including taxes, real property leases or equipment leases payable by or for which the Company has the primary liability; and (b) any misrepresentation of the Sellers contained herein. Such indemnity is not restricted to the amount received by the Sellers but shall include all loss or costs incurred, including reasonable attorney costs. Any claim made under this indemnity must be made within 2 years of the Closing.

5.	MISCELLANEOUS

5.1          The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

5.2          Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

5.3          There are no representations, warranties, collateral agreements, or conditions except as herein specified.

5.4          This Agreement will be governed by and construed in accordance with the law of the Province of British Columbia.

5.5          If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

5.6          This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.7          Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

Acknowledged and agreed to this 15th day of May, 2006 by:

SELLERS:	PURCHASER:
/s/ Eric Plexman Eric Plexman	/s/ Johannes Petersen Johannes Petersen
/s/ Gary Fife Gary Fife